EXHIBIT 2.6

                                 FIRST AMENDMENT
                                       TO
                 AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

         This First Amendment ("Amendment") hereby amends effective March 7, 2000 the Agreement and Plan of Merger and Reorganization (the "Plan of Merger"), dated January 19, 2000, by and among Omega Research, Inc., a Florida corporation ("Omega"), onlinetradinginc.com corp., a Florida corporation ("Online"), Online Trading Group, Inc., a Florida corporation("Newco"), Omega Acquisition Corporation, a Florida corporation and wholly owned subsidiary of Newco ("Omega Merger Sub"), and Onlinetrading Acquisition Corporation, a Florida corporation and wholly owned subsidiary of Newco ("Online Merger Sub"). Capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Agreement.

         WHEREAS, the parties entered into the Agreement on January 19, 2000;
         and

         WHEREAS, the parties desire to amend the terms of the Agreement to incorporate the terms herein.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree that the Agreement shall be amended as follows:

         1. Section 1.4 (a) shall be amended and restated in its entirety to read as follows:

                           "(a) At the Effective Time, the Articles of
                           Incorporation (the "Omega Articles of Incorporation") of Omega Merger Sub, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation of the Omega Surviving Corporation; provided, however, that Article I of the Omega Articles of Incorporation shall be amended to read as follows: "The name of the corporation is Omega Research, Inc."

         2. Section 1.4 (c) shall be amended and restated in its entirety to read as follows:

                           "(c) At the Effective Time, the Articles of
                           Incorporation (the "Online Articles of
                           Incorporation") of Online Merger Sub, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation of the Online Surviving Corporation; provided, however, that Article I of the Online Articles of Incorporation shall be amended to read as follows: "The name of the corporation is OnlineTrading.com, Inc."

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         3.       The parties hereto hereby authorize and consent to the filing of an amendment to the Articles of Incorporation of Newco pursuant to which
Article I of the Articles of Incorporation shall be amended to change the name of Newco to "OnlineTrading.com Group, Inc." and, upon such filing with the Secretary of State of the State of Florida, all references to "Online Trading Group, Inc." in the Agreement and any and all other agreements and instruments entered into between or among the parties hereto in connection therewith shall be modified to reflect the name change to "OnlineTrading.com Group, Inc."

         4. Except as otherwise specifically set forth in this Amendment, the Agreement shall remain in full force and effect in accordance with the terms thereof. This Amendment shall be governed by and construed in accordance with the laws of the State of Florida. This Amendment may be executed by one or more of the parties hereto on any number of separate counterparts and all said counterparts taken together, shall be deemed to constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered effective as of the day and year first written above.

ONLINETRADINGINC.COM CORP.                     OMEGA RESEARCH, INC.

By:       /s/ STEVEN ZUM TOBEL                 By:      /s/ RALPH L. CRUZ
    -----------------------------                  ----------------------
Name:  Steven zum Tobel                        Name:  Ralph L. Cruz
Title: President                               Title: Co-Chief Executive Officer

ONLINE TRADING GROUP, INC.                     OMEGA ACQUISITION CORPORATION

By:       /s/ RALPH L. CRUZ                    By:      /s/  RALPH L. CRUZ
    -----------------------------                   ---------------------------
Name:  Ralph L. Cruz                           Name:  Ralph L. Cruz
Title: Co-Chief Executive Officer              Title: Co-Chief Executive Officer

ONLINETRADING ACQUISITION CORPORATION

By:    /s/  RALPH L. CRUZ
    -----------------------------
Name:  Ralph L. Cruz
Title: Co-Chief Executive Officer

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